Exhibit 99.1

News Release

Oncobiologics Provides Business Update and Reports Third Quarter Financial Results for Fiscal 2018

Cranbury, NJ – August 14, 2018 — Oncobiologics, Inc. (NASDAQ: ONS) today reported financial results and business highlights for its three and nine months ended June 30, 2018.

Recent Highlights:

•	Continued to prepare ONS-5010 for clinical trials
•	Converted majority of Series A convertible preferred stock into common stock
•	Signed first contract development and manufacturing (CDMO) contract
•	Completed $15.0 million private placement

“We continue to make great progress in advancing the ONS-5010 program, which is our innovative monoclonal antibody (mAb) product candidate. This program is expected to begin enrolling patients in a clinical trial later this year,” commented Lawrence A. Kenyon, President and Chief Executive Officer of Oncobiologics.

“During the third quarter of fiscal 2018, we entered into our first CDMO contract,” continued Mr. Kenyon. “We believe that as the CDMO business scales over time it may allow us to lower the cost to manufacture our internal programs, while also generating cash flow that we can use to invest in the development of our product candidates. We also closed on a $15.0 million private placement, and converted the majority of our outstanding convertible preferred stock. These capital resources are supporting the advancement of our ONS-5010 program as we move into the clinic,” concluded Mr. Kenyon.

Financial Highlights for the Fiscal Third Quarter Ended June 30, 2018

For the fiscal third quarter ended June 30, 2018, the Company reported a net loss attributable to common stockholders of $9.1 million, or $0.26 per diluted share, compared to $5.3 million, or $0.22 per diluted share, for the same period of 2017. For the three months ended June 30, 2018, net loss attributable to common stockholders includes $0.2 million of non-cash stock-based compensation, $0.8 million of depreciation and amortization, $0.2 million of noncash interest expense, $0.1 million of expense from an increase in the fair value of warrant liability, and a $0.7 million stock dividend for the Company’s Series A convertible preferred stock. For the three months ended June 30, 2017, net loss attributable to common stockholders included $2.1 million of non-cash stock-based compensation expense, $0.7 million of depreciation and amortization, $1.3 million of noncash interest expense, and $3.8 million of income from a decrease in the fair value of warrant liability.

For the fiscal third quarter ended June 30, 2018, the Company reported an adjusted net loss attributable to common stockholders of $7.1 million, or $0.20 per diluted share, as compared to an adjusted net loss of $5.0 million, or $0.20 per diluted share, in the same period of 2017. The primary reason for the increase in adjusted net loss attributable to common stockholders from the year earlier period is higher research and development expenses related to the initiation of the ONS-5010 clinical development program in fiscal 2018.

At June 30, 2018, the Company had cash of $11.8 million, compared to $3.2 million at September 30, 2017. The increase in cash is primarily attributable to the closing of a $15.0 million private placement of shares of its common stock and warrants in the third quarter of fiscal 2018 with GMS Tenshi Holdings Pte. Limited, a Singapore private limited company and the Company’s controlling stockholder and strategic partner.

About Oncobiologics, Inc. and its BioSymphony™ Platform

Oncobiologics is a clinical-stage biopharmaceutical company focused on identifying, developing, manufacturing and commercializing complex monoclonal antibody (mAb) therapeutics. Oncobiologics is advancing a pipeline of innovative and biosimilar product candidates, three of which are currently in, or about to enter, clinical development. By leveraging its proprietary BioSymphony™ Platform, Oncobiologics is able to produce high-quality innovative and biosimilar mAb candidates in an efficient and cost-effective manner. The BioSymphony engine is particularly suitable for developing technically challenging and commercially attractive mAbs to meet the need for clinically important yet affordable drugs. The BioSymphony Platform is used for both in-house programs as well as engaging spare capacity to provide external CDMO services. Led by a team of biopharmaceutical experts, Oncobiologics operates from a state-of-the-art fully integrated research, development, and manufacturing facility in Cranbury, New Jersey. For more information, please visit www.oncobiologics.com.

Non-GAAP Financial Measure – Adjusted Net Loss Attributable to Common Stockholders

Oncobiologics prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission. In an effort to provide investors with additional information regarding the results and to provide a meaningful period-over-period comparison of Oncobiologics financial performance, Oncobiologics sometimes uses non-GAAP financial measures (NGFM) as defined by the Securities and Exchange Commission. In this press release, Oncobiologics uses the NGFM, “adjusted net loss attributable to common stockholders.” Management uses this NGFM because it adjusts for certain transactions management believes are not related to the Company’s core business or events that may not recur, such as losses from extinguishment of debt, sales of state net operating losses, as well as the settlement of a clinical development contract in connection with the decision to postpone Phase 3 clinical trials of two biosimilar programs, as well as significant non-cash items that impact financial results but not cash flows, such as the recognition of the beneficial conversion feature due to the issuance of Series A Convertible Preferred Stock to GMS Tenshi and related stock dividends, stock-based compensation expense, depreciation and amortization expense, interest expense, and fair value measurements for the Company’s equity and debt securities. Management used this NGFM to evaluate Oncobiologics’ financial performance against internal budgets and targets. Management believes that this NGFM is useful for evaluating Oncobiologics core operating results and facilitating comparison across reporting periods. Oncobiologics believes this NGFM should be considered in addition to, and not in lieu of, GAAP financial measures. Oncobiologics NGFM may be different from the same NGFM used by other companies.

For additional details on Oncobiologics’ financial performance during the quarter, please see the Company’s filings with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. These include statements about the ability to conduct successful clinical trials for ONS-5010, to execute on its new CDMO strategy and generate revenues therefrom, and the effects on the Company’s product candidate pipeline. Although Oncobiologics believes that it has a reasonable basis for forward-looking statements contained herein, they are based on current expectations about future events affecting the Company and are subject to risks, uncertainties and factors relating to its operations and business environment, all of which are difficult to predict and many of which are beyond its control. Therefore, they may cause actual results to differ materially from those expressed or implied by forward-looking statements in this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Oncobiologics does not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

CONTACTS:

Oncobiologics:	Lawrence A. Kenyon
LawrenceKenyon@oncobiologics.com

Investors:	Jeremy Feffer
Managing Director
LifeSci Advisors, LLC
212-915-2568
Jeremy@LifeSciAdvisors.com

Oncobiologics, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2018	2017	2018	2017

Collaboration revenues	$772	$303	$2,316	$909
Operating expenses:
Research and development	5,796	4,158	11,355	21,505
General and administrative	2,196	3,482	8,192	12,374
	7,992	7,640	19,547	33,879
Loss from operations	(7,220)	(7,337)	(17,231)	(32,970)
Interest expense, net	1,147	1,745	2,786	3,478
Loss on extinguishment of debt	-	-	1,252	-
Change in fair value of warrant liability	65	(3,751)	(226)	(3,976)
Loss before income taxes	(8,432)	(5,331)	(21,043)	(32,472)
Income tax (benefit) expense	-	-	(3,151)	4
Net loss	(8,432)	(5,331)	(17,892)	(32,476)
Recognition of beneficial conversion feature upon issuance of Series A convertible preferred stock	-	-	(15,737)	-
Series A convertible preferred stock dividends and related settlement	(653)	-	(1,740)	-
Net loss attributable to common stockholders	$(9,085)	$(5,331)	$(35,369)	$(32,476)
Per share information:
Net loss per share of common stock, basic	$(0.26)	$(0.22)	$(1.24)	$(1.37)
Net loss per share of common stock, diluted	$(0.26)	$(0.22)	$(1.24)	$(1.53)
Weighted average shares outstanding, basic	34,540	24,442	28,423	23,788
Weighted average shares outstanding, diluted	34,540	24,442	28,423	23,814

Oncobiologics, Inc.
Consolidated Balance Sheet Data (Amounts in thousands)
(Unaudited)

	June 30,	September 30,
	2018	2017
Cash	$11,797	$3,186
Total assets	$34,086	$20,734
Current liabilities	$32,263	$28,738
Series A convertible preferred stock	$3,935	$2,924
Total stockholders' deficit	$(13,200)	$(33,651)

Oncobiologics, Inc.
Reconciliation Between Reported Net Loss (GAAP) and Adjusted Net Loss (Non-GAAP), in each case Attributable to Common Stockholders
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months EndedJune 30,		Nine Months Ended June 30,
	2018	2017	2018	2017

Net loss attributable to common stockholders, as reported (GAAP)	$(9,085)	$(5,331)	$(35,369)	$(32,476)
Adjustments for reconciled items:
Stock-based compensation, non-cash	234	2,122	1,824	6,913
Depreciation and amortization	822	672	2,230	2,022
Noncash interest expense	231	1,332	1,201	2,310
Loss on extinguishment of debt	-	-	1,252	-
Change in fair value of warrant liability	65	(3,751)	(226)	(3,976)
Income tax benefit from sale of New Jersey NOLs	-	-	(3,151)	-
Recognition of Series A convertible preferred stock beneficial conversion feature	-	-	15,737	-
Series A convertible preferred stock dividends	653	-	1,740	-
Settlement of clinical development contract	-	-	(3,229)	-
Adjusted net loss attributable to common stockholders (non-GAAP)	$(7,080)	$(4,956)	$(17,991)	$(25,207)
Net loss attributable to common stockholders per share of common stock - diluted, as reported (GAAP)	$(0.26)	$(0.22)	$(1.24)	$(1.53)
Adjustments for reconciled items:
Stock-based compensation, non-cash	0.01	0.09	0.06	0.29
Depreciation and amortization	0.02	0.03	0.08	0.09
Noncash interest expense	0.01	0.05	0.04	0.10
Loss on extinguishment of debt	-	-	0.04	-
Change in fair value of warrant liability	-	(0.15)	(0.01)	(0.17)
Income tax benefit from sale of New Jersey NOLs	-	-	(0.11)	-
Recognition of Series A convertible preferred stock beneficial conversion feature	-	-	0.55	-
Series A convertible preferred stock dividends	0.02	-	0.06	-
Settlement of clinical development contract	-	-	(0.11)	-
Adjusted net loss attributable to common stockholders per share of common stock-diluted (non-GAAP)	$(0.20)	$(0.20)	$(0.64)	$(1.22)